Exhibit 10.1

EXECUTIVE EMPLOYMENT AGREEMENT

                                AGREEMENT (this “Agreement”) dated as of June 27, 2003 between Strategic Distribution, Inc., a corporation organized and existing under the laws of the State of Delaware with an address at 3220 Tillman Drive, Suite 200, Bensalem, PA  19020 (the “Company” or “SDI”), and Richard S. Martin, an individual residing at the address set forth on the signature page of this Agreement (hereinafter called the “Executive”).

                                1.             Employment.  The Company hereby employs the Executive and the Executive, in consideration for the mutual understandings set forth in this Agreement, hereby accepts the Company’s offer of employment upon the terms and conditions hereinafter set forth.

                                2.             Term.  The term of this Agreement shall be for a period of three (3) years commencing on May 19, 2003 (the “Employment Term”), subject to early termination as set forth herein.

                                3.             Termination:  (a)  This Agreement shall automatically terminate upon the death of the Executive and upon such event, the Executive’s estate shall be entitled to receive the amounts set forth in Section 3(e)(i) below.

                                (b)  The Company may terminate this Agreement in the event that the Executive becomes ill or is injured so that he is unable to perform the duties required of him hereunder for a period of 90 consecutive days, or periods aggregating 90 days during any 180 consecutive day period, and such inability is continuing on the date the notice referred to in the next sentence shall be given.  The Company shall give the Executive thirty (30) days’ prior notice of termination pursuant to this paragraph, such notice to be given upon the expiration of such 90 day period.  The Company shall continue to make payments hereunder to the Executive notwithstanding such illness or injury until the expiration of such thirty (30) day period, provided that the amount of such payments shall be reduced by any amounts payable to the Executive under any group disability program sponsored by the Company.  In addition, in the event that the Company terminates this Agreement pursuant to this Section 3(b), the Executive shall be entitled to receive the amounts set forth in Section 3(e)(i) below.

                                (c)  The Company may terminate the Executive’s employment hereunder for “Cause”.  For purposes of this Agreement, the Company shall have “Cause” to terminate Executive’s employment hereunder upon (a) the Executive having been convicted of any felony; (b) the continued and habitual use of narcotics or alcohol to an extent which materially impairs the Executive’s performance of his duties hereunder; (c) the willful malfeasance or gross negligence by the Executive in the performance of his duties hereunder; (d) the knowing violation by the Executive of any material provision of this Agreement; or (e) any regulatory agency having jurisdiction over the Company shall have required or recommended, in writing, that the Executive be terminated or that his responsibilities hereunder be diminished in a material respect.  In the event that the Executive’s employment hereunder shall be terminated for Cause, the Executive shall be entitled to receive the amounts specified in Section 3(e)(i) hereof.

                                (d)  The Company may terminate the Executive’s employment hereunder at any time without Cause, in which case the Executive shall be entitled to receive the amounts specified in Section 3(e)(ii) hereof.

                                (e)  (i) If the Executive’s employment hereunder terminates for any reason, including the death of the Executive, the Company shall promptly pay to the Executive all amounts accrued but unpaid hereunder through the date of termination with respect to the Salary (as defined in Section 5 hereof) and for reimbursement of any expenses pursuant to Section 6 hereof.  Unless the Executive’s employment has been terminated by the Company pursuant to Section 3(d), the Company shall have no obligations to the Executive for Salary, Bonus or other benefits herein provided accruing on or after the date of termination except as set forth in the preceding sentence or as may be otherwise provided by law.

                                (ii)  If the Executive’s employment with the Company is terminated during the Employment Term, by the Company pursuant to Section 3(d), in addition to the amounts specified in Section 3(e)(i), the Executive shall continue to receive the Salary at the rate in effect hereunder on the date of such termination periodically, in accordance with the Company’s prevailing payroll practices, until the first anniversary of the termination date.  Without intending to limit the generality of Section 9, if the Executive accepts other employment or engages in his own business prior to the last date that the Company is otherwise obligated to pay Salary to the Executive under this Section 3(e)(ii), the Executive shall forthwith notify the Company and the Company shall be entitled to set off from amounts due the Executive under this Section 3(e)(ii) in respect of his Salary the amounts paid to or earned by the Executive in respect of such other employment or business activity.

                                (f)  In the event that the Executive’s employment under this Agreement is terminated for any reason, all of the obligations and duties of the Executive under this Agreement shall cease except for the obligations of the Executive under Section 9 hereof.

                                4.  Duties. The Executive is engaged as Chief Financial Officer of the Company and hereby promises to perform and discharge faithfully the duties which may be assigned to him from time to time by the Board of Directors or the Chief Executive Officer of the Company.

                                5.  Salary.  For all services rendered by the Executive under this Agreement, the Company shall pay the Executive during the Employment Term at a salary rate (the “Salary”) of not less than $180,000 per annum.  Any increases in salary beyond the amounts described in the preceding sentence shall be based upon the performance of the Executive and the Company.  All amounts payable to the Executive as Salary hereunder shall be paid in accordance with the Company’s then current payroll practice.

                                6.  Expenses.  The Company will promptly reimburse the Executive for such out-of-pocket travel, entertainment and other business expenses incurred by the Executive during the term of this Agreement and in the performance of his duties hereunder as authorized by, and in accordance with, the Company’s reimbursement policies in effect from time to time.

                                7.  Bonus.  The Executive shall be eligible to receive bonus compensation (i) in accordance with any management incentive plan or plans which may be established by the Board of Directors of the Company for its executive officers, and (ii) at such times as the other executive officers of the Company receive bonus compensation.  The amount of bonus compensation, if any, to be received by the Executive from time to time shall be determined by the Board of Directors of the Company in its discretion.

                                8.  Extent of Services.  (a)  The Executive shall devote his full time, attention and energies to the business of the Company and shall not during the term of this Agreement be engaged in any other substantial business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing the Executive from investing his personal assets in businesses which do not compete with the Company or its affiliates in such form or manner as will not require any substantial services on the part of the Executive in the operation of the affairs of the companies in which such investments are made and in which his participation is solely that of an investor and except that the Executive may purchase securities in any corporation whose securities are regularly traded, provided that such purchases shall not result in his collectively owning beneficially at any time more than 5% of any class of securities of any corporation engaged in a business competitive with that of the Company.  As used in this Agreement, “affiliate” shall mean any person, firm or corporation that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Company, whether such control is through stock ownership, contract or otherwise.

                                9.  Disclosure of Information.  (a)  Executive recognizes and acknowledges that the Company’s confidential or proprietary information, including such trade secrets or information as may exist from time to time, and information as to the customers, vendors, suppliers, training programs, manuals or materials, technical information, contracts, systems, procedures, mailing lists, know-how, improvements, price lists, financial or other data (including the revenues, costs and profits associated with any of the Company’s products or services), business plans, code books, invoices and other financial statements, computer programs, software systems, databases, discs and printouts, plans (business, technical or otherwise), customer and industry lists, correspondence, internal reports, personnel files, sales and advertising material, telephone numbers, names, addresses or any other compilation of information, written or unwritten, which is or was used in the business of the Company, and other similar items (collectively, “Confidential Information”), are valuable, special and unique assets of the Company’s business, access to and knowledge of which are essential to the performance of the duties of Executive hereunder.  The Executive agrees and acknowledges that all Confidential Information, in any form, and copies and extracts thereof, are and shall remain the sole and exclusive property of the Company and upon termination of his employment with the Company, the Executive shall return to SDI the originals and all copies of any Confidential Information provided to or acquired by the Executive in connection with the performance of his duties for the Company, and shall return to the SDI all files, correspondence and/or other communications received, maintained and/or originated by the Executive during the course of his employment.  Executive will not, during or after the term hereof, in whole or in part, disclose, and has not prior to the commencement of the term hereof disclosed, Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, except in furtherance of Executive’s duties under this Agreement.  Executive will not make use of any Confidential Information for his own purposes or for the benefit of any person, firm, corporation or other entity (except the Company) under any circumstances, during or after the term hereof, and Executive has not prior to the commencement of the term hereof made such use.

                                (b)  During the term of this Agreement and for a period of two (2) years following the date of termination of the Executive’s employment with the Company (the “Restricted Period”), the Executive shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than the Company), directly or indirectly, solicit, endeavor to entice away from the Company, or otherwise directly interfere with the relationship of the Company, with (i) any person who is employed by or otherwise engaged to perform services for the Company (including without limitation any manufacturer or distributor of industrial supplies) at the time of the solicitation, enticement or interference (or any person who was an employee or otherwise engaged to perform services for the Company within six months prior to the solicitation, enticement or interference), or (ii) any person or entity that is a customer of the Company at the time of the solicitation, enticement or interference (or any person or entity that was a customer of the Company within six months prior to the solicitation, enticement or interference).

                                (c)  For purposes of this Section 9, the term “Company” shall include the affiliates and subsidiaries of Strategic Distribution, Inc.

                                10.  Intellectual Property.  (a)  Executive has no proprietary, financial or other interest, direct or indirect, in whole or in part, in any Intellectual Property or in any application therefor which the Company (or any of its affiliates) owns, possesses or uses in its business as now and heretofore conducted.  As used in this Section 10, “Intellectual Property” shall mean all letters patent, trademarks, service marks, trade names, brands, private labels, copyrights, know-how, trade secrets and licenses and rights with respect to the foregoing that the Company (or any of its affiliates) owns or possesses the rights to use.

                                (b)  The Executive shall make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, source code, object code and works of authorship, whether patentable, copyrightable, or not, which relate to the Company’s business and which are created, made or conceived by the Executive or under his direction or jointly with others during his employment as an employee of the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Employment Agreement as “Developments”).

                                (c)  The Executive (i) agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all of his right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications; and (ii) agrees to assign and does hereby assign to any third party designated by the Company any Developments which are subject to the terms and provisions of an intellectual property license or other similar agreement approved by the Company’s Board of Directors between the Company and such third party.  The Executive also hereby waives all claims to moral rights in any Developments.

                                (d)  The Executive agrees to cooperate fully with the Company, both during and after his employment as an employee of the Company, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments, provided that the Company shall reimburse the Executive for any costs or expenses incurred in connection with the procurement, maintenance and enforcement of such copyrights, patents and other intellectual property.  The Executive shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company reasonably may deem necessary or desirable in order to protect its rights and interests in any Development and which shall be prepared by the Company or its counsel.  Company agrees to indemnify Executive for his actions in helping Company procure and/or maintain enforcement of copyrights, patents, and other intellectual property rights, except to the extent that any such actions taken by the Executive were taken in bad faith or constituted gross negligence or willful misconduct on the part of the Executive.

                                11.  Employee Benefits.  (a) During the term of this Agreement, Executive shall participate in all employee benefit plans of the Company as of the date hereof or which are hereafter implemented, or the employee benefit plans of any present or future affiliated corporation which are made generally available to employees of the Company, subject to the eligibility, enrollment and other requirements of such plans.  Without limiting the generality of the foregoing, the Company shall maintain (i) a profit sharing plan qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended, and (ii) a medical insurance plan (excluding dental coverage) the cost of which shall be partially paid by the Company.

                                (b)  Executive shall be entitled to a minimum of three weeks vacation per annum during the Employment Term.

                                12.  Notices.  Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given or delivered if delivered personally or mailed by registered or certified mail, return receipt requested, with first class postage prepaid, to his residence in the case of Executive and to its principal office in the case of the Company.

                                13.  Breach, Waiver of Breach.  The waiver by the Company or Executive of a breach of any provision of this Agreement by the Company or Executive shall not operate or be construed as a waiver of any subsequent breach by the Company or Executive.

                                14.  Law to Govern.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles of conflict of laws.

                                15.  Assignment.  The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors of the Company and may be assigned, for all or any part of the term hereof, by the Company to any corporation, (a) which at the time controls the capital stock of the Company, (b) which succeeds to substantially all the assets of the Company, or (c) the controlling capital stock of which is at the time owned by the Company.  In the event of such assignment, any and all references to the “Company” in other paragraphs of this Agreement shall be deemed to mean and include such assignee corporation.  This Agreement shall not be assignable by Executive.

                                16.  Entire Agreement.  This instrument contains the entire agreement of the parties with respect to employment.  It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

                IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first hereinabove written.

STRATEGIC DISTRIBUTION, INC.

By:	/s/Donald C. Woodring
Donald C. Woodring, President and
Chief Executive Officer

/s/ Richard S. Martin
RICHARD S. MARTIN

3140 Brierfield Road

Alpharetta, GA  30004